UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

STERLING CONSTRUCTION COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd.
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 28, 2017, Paul J. Varello, who has served as the Company's Chief Executive Officer since February 2015, relinquished that position, although he remains a member of the Board of Directors.

Following Mr. Varello's resignation, the Board of Directors elected Joseph A. Cutillo, 52, Chief Executive Officer of the Company. In addition, the Board increased the size of the Board to eight directors and elected Mr. Cutillo to the Board.

Mr. Cutillo joined the Company in October 2015 as Vice President – Strategy & Business development. He was promoted to Executive Vice President & Chief Business Development Officer in May 2016 and to President of the Company in February 2017. Prior to joining the Company, from August 2008 to October 2015, Mr. Cutillo was President and Chief Executive Officer of Inland Pipe Rehabilitation LLC, a $200 million private equity-backed trenchless pipe rehabilitation company. Before that, he was with CONTECH Construction Products, Ingersoll Rand and General Electric in various management capacities.

Upon his election, Mr. Cutillo was awarded 50,000 shares of the Company's common stock subject to restrictions on their sale or transfer that lapse in two equal annual installments. He will be further compensated, as follows:

Annual Salary:	$550,000.00
Incentive Compensation:	Participation in the Company's 2017 Incentive Compensation Program.
Benefits:	Use of a Company vehicle, the expenses of which are paid by the Company.
Participation in the same health, life insurance, disability and other like benefits as are made available to the Company's senior managers generally, and on the same terms and conditions, as well as four weeks of paid time off, which includes sick time and vacation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2016, the Board of Directors of the Company adopted two amendments to the Company's Certificate of Incorporation, subject to stockholder approval, as follows:

Article IV: To increase the number of shares of common stock the Company is authorized to issue from 28 million shares to 38 million shares.

Article VI: To authorize the removal by stockholders of directors with or without cause.

At the Company's April 28, 2017 Annual Meeting of Stockholders, both amendments were approved by the holders of a majority of the Company's outstanding shares of common stock, and both amendments became effective immediately after the Annual Meeting upon their filing with the Secretary of State of the State of Delaware.

The foregoing description of the amendments to the Company’s Certificate of Incorporation is qualified in its entirety by the Certificate of Incorporation itself, as amended, which is attached hereto as Exhibit 3 and incorporated herein by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Date of Meeting:	April 28, 2017
Type of Meeting:	Annual Meeting of Stockholders

Matters Voted on:	For	Against	Abstain	Broker Non-Votes
Election of Directors:
Marian M. Davenport	17,462,805	1,317,088	8,372	3,172,281
Maarten D. Hemsley	16,549,104	2,232,818	6,343	3,172,281
Raymond F. Messer	17,465,300	1,314,523	8,442	3,172,281
Charles R. Patton	17,463,300	1,316,623	8,342	3,172,281
Richard O. Schaum	17,461,108	1,318,815	8,342	3,172,281
Milton L. Scott	17,300,207	1,479,716	8,342	3,172,281
Paul J. Varello	17,504,028	1,275,896	8,341	3,172,281
Approval of an amendment of Article IV of the Company's charter to increase the authorized shares of common stock from 28 million shares to 38 million shares.	20,386,814	1,312,981	12,094	248,657
Approval of an amendment of Article VI of the Company's charter to provide for the removal of directors without cause.	21,579,968	116,379	15,542	248,657
Ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2017.	20,682,191	266,856	1,011,499	-0-
Approval of named executive officer compensation (an advisory vote).	16,937,195	1,433,747	417,323	3,172,281
Selection of the frequency of named executive officer compensation votes (an advisory vote)	1 Year	2 years	3 years	Abstain
	14,268,985	506,705	2,604,620	1,407,955

In connection with the information required by Regulation S-K §507(d), at a meeting of the Company's Board of Directors held on April 28, 2017, directors unanimously voted, in accordance with its own recommendation and the advisory vote of stockholders, to conduct an advisory vote on executive compensation each year at the Company's Annual Meeting of Stockholders until the Company is required to conduct another advisory vote on the frequency with which a stockholder advisory vote on executive compensation should be held. Current SEC rules require the Company to hold an advisory, so-called say-on-frequency vote every six years.

Item 8.01	Other Events

On May 2, 2017, the Company issued a press release announcing Mr. Cutillo's election as Chief Executive Officer and a director. A copy of the press release is furnished herewith as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)       Exhibits

Exhibit Number	Description
3	Certificate of Incorporation of Sterling Construction Company, Inc. as amended through April 28, 2017 (filed herewith).
99.1	Press release dated May 2, 2017 (furnished herewith)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2017	Sterling Construction Company, Inc.

	By:	/s/ Roger M. Barzun
Roger M. Barzun
Senior Vice President

Exhibit Index

Exhibit Number	Description
3	Certificate of Incorporation of Sterling Construction Company, Inc. as amended through April 28, 2017 (filed herewith).
99.1	Press release dated May 2, 2017 (furnished herewith)